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                                                                     EXHIBIT 3.1


                                    CHARTER
                                       OF
                        AMERICAN RETIREMENT CORPORATION


         The undersigned, acting as the incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following charter for such corporation:

         1.      The name of the corporation is American Retirement
                 Corporation.

         2.      The corporation is for profit.

         3.      The duration of the corporation is perpetual.

         4. The street address and zip code of the corporation's principal office in Tennessee will be:

                                  111 Westwood Place, Suite 402
                                  Brentwood, Tennessee 37027
                                  County of Williamson

 5.      (a)  The name of the corporation's registered agent is W. E. Sheriff.

                 (b) The street address, zip code, and county of the corporation's registered office and registered agent in Tennessee shall be:

                                  111 Westwood Place, Suite 402
                                  Brentwood, Tennessee 37027
                                  County of Williamson

         6.      The name and address of the incorporator is:

                                  W. E. Sheriff
                                  111 Westwood Place, Suite 402
                                  Brentwood, Tennessee 37027

         7. The corporation is organized to do any and all things and to exercise any and all powers, rights, and privileges that a corporation may now or hereafter be organized to do or to exercise under the Tennessee Business Corporation Act, as amended from time to time.

         8. The maximum number of shares of stock the corporation is authorized to issue is:

                 a. Fifty million (50,000,000) shares of common stock, par value $.01 per share, which shall be entitled to one vote per share and, upon dissolution of the corporation, shall be entitled to receive the net assets of the corporation.
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                 b.       Five million (5,000,000) shares of preferred stock
without par value. Shares of preferred stock may be issued from time to time in one or more classes or series, each such class or series to be so designated as to distinguish the shares thereof from the shares of all other classes and series. The Board of Directors is hereby vested with the authority to divide preferred stock into classes or series and to fix and determine the relative rights, preferences, qualifications, and limitations of the shares of any class or series so established.

         9. The shareholders of the corporation shall not have preemptive rights.

         10. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined in the manner provided in the Bylaws of the corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III.
Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1998 annual meeting of shareholders, Class I directors shall be elected; at the 1999 annual meeting of shareholders, Class II directors shall be elected; and at the 2000 annual meeting of shareholders, Class III directors shall be elected. At each succeeding annual meeting of shareholders beginning with the annual meeting in 1998, successors to the class of directors whose term expires at that annual meeting shall be elected for three-year terms. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of shareholders for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office. Any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by the Board of Directors.

         Any director may be removed from office but only for cause and only by
(a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors, considered for this purpose as one class, unless a vote of a special voting group is otherwise required by law, or (b) the affirmative vote of a majority of the entire Board of Directors then in office.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of this Charter applicable thereto.

         11. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof, and as hereafter amended from time to time, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for
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breach of fiduciary duty as a director.  If the Tennessee Business Corporation
Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended from time to time, or such successor statute. Any repeal or modification of this Article 11 by the shareholders of the corporation shall not affect adversely any right or protection of a director of the corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

         12. The corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the corporation as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended. Such indemnification may include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.

         The indemnification and advancement of expenses provisions of this
Article 12 shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the corporation's Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.

         13. The Bylaws of this corporation may be amended, altered, modified, or repealed by resolution adopted by the Board of Directors, subject to any provisions of law then applicable.

         14. The corporation shall hold a special meeting of shareholders only in the event (a) of a call of the Board of Directors of the corporation or the officers authorized to do so by the Bylaws of the corporation, or (b) the holders of at least twenty-five percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.
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         15.     The affirmative vote of the holders of at least three-quarters
(3/4) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, modify, or to repeal the provisions of Articles 10 and 14, and this Article 15, of this Charter.


Date:  January 12, 1997

                                        /s/ W. E. Sheriff
                                        W. E. Sheriff, Incorporator